Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
Press Release	brian.ziel@seagate.com

Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES OFFERING OF $500 MILLION

OF SENIOR UNSECURED NOTES

SCOTTS VALLEY, CA — April 29, 2010 — Seagate Technology (NASDAQ: STX) today announced that it intends, subject to market and other conditions, to offer $500 million aggregate principal amount of senior notes due 2020 (the “Notes”) in a private placement. The Notes are expected to be issued by Seagate HDD Cayman, an indirect wholly-owned subsidiary of Seagate Technology, and guaranteed by Seagate Technology or, following the completion of its pending redomiciliation, Seagate Technology plc on a full and unconditional basis.

In connection with the offering of the Notes, Seagate terminated its $350 million senior secured corporate credit facility (the “Senior Credit Facility”) as of April 29, 2010. The offering of the Notes and the termination of the Senior Credit Facility are part of Seagate’s efforts to optimize its sources of liquidity.

Seagate intends to use the net proceeds from the offering of the Notes for the redemption, repayment or repurchase of a portion of its outstanding indebtedness and for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.  The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disk drives and storage solutions, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, with the goal of being the time-to-market leader in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements are based on information available to Seagate as of the date of this press release.  Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond Seagate’s control. In particular, such risks and uncertainties include the impact of conditions in the credit markets generally and, in particular, for companies in the markets in which Seagate operates, and uncertainty in global economic conditions, which pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news.  Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Seagate’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2010 and Seagate’s Annual Report on Form 10-K as filed with the SEC on August 19, 2009.  These forward-looking statements should not be relied upon as representing Seagate’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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